Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor Relations:
Jeff Priester
332-242-4370
investorrelations@carrols.com

Carrols Restaurant Group, Inc. Announces the Passing
of President and Chief Executive Officer Paulo A. Pena

Anthony E. Hull Appointed Interim President and CEO
Joseph Hoffman Appointed Chief Restaurant Officer

SYRACUSE, NY – (BUSINESS WIRE) – January 3, 2023 – Carrols Restaurant Group, Inc. (“Carrols” or the “Company”) (Nasdaq: TAST) today announced the passing of Paulo A. Pena who died unexpectedly in the hospital on Saturday, December 31, 2022. Mr. Pena, who had served as the Company’s President and Chief Executive Officer since April 1, 2022, was 50 years old.
David Harris, the Chairman of the Board of Directors of Carrols, said, “We are deeply saddened by the untimely passing of our friend and colleague Paulo Pena. While his time at Carrols was relatively short, his impact on the Company and its business was undeniable. Paulo was a visionary leader who created a culture of operational excellence and put the customer at the forefront of everything we do. While Paulo’s drive, energy and strategic insights will be greatly missed, I am confident that Carrols will continue to build upon the progress we have made under his leadership as we seek to capture the immense opportunities ahead of us. On behalf of the entire Carrols organization, I would like to extend our heartfelt condolences to Paulo’s wife and family. Our thoughts and prayers are with them, as well as all whose lives he touched.”
Pursuant to the Company’s CEO Succession Plan, the Board of Directors has appointed Anthony E. Hull, Carrols’ Vice President, Chief Financial Officer and Treasurer, to serve as Interim President and CEO until a successor has been identified. Mr. Hull will continue serving as Chief Financial Officer and Treasurer of the Company while serving as Interim President and CEO. The Board will be initiating a search for a successor shortly.
Chief Restaurant Officer Appointment
The Company also announced the appointment of Joseph Hoffman as Chief Restaurant Officer, a new executive level position created to oversee Carrols’ restaurant operations, effective January 1, 2023. In his new role, which was approved by the Board on December 20, 2022, Mr. Hoffman will report directly to Interim President and CEO Anthony Hull.
Mr. Hoffman served as Senior Vice President, Operations of Carrols from May 2022 to December 31, 2022, as a Division Vice President, Operations from June 2017 until April 2022, and as a Vice President, Region Director from June 1997 until May 2017. Mr. Hoffman has been an employee of Carrols since 1993, when he joined the Company as a District Manager.
About the Company
Carrols is one of the largest restaurant franchisees in North America. It is the largest BURGER KING® franchisee in the United States, currently operating 1,022 BURGER KING® restaurants in 23 states as well as 65 POPEYES® restaurants in seven states. Carrols has operated BURGER KING® restaurants since 1976 and POPEYES® restaurants since 2019. For more information, please visit the Company's website at www.carrols.com.

Forward-Looking Statements
Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Carrols' filings with the Securities and Exchange Commission.